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                                                                 EXHIBIT 10.19

January 1, 1999

                        CORN PRODUCTS INTERNATIONAL, INC.
                                PERFORMANCE PLAN

1.0 DEFINITIONS

     The following terms shall have the following meanings unless the context indicates otherwise:

1.1 "Award Percentage" shall mean a percentage of the Cash Award Target earned based on an amount of the Performance Goal that is attained.

1.2  "Board" shall mean the Board of Directors of the Company.

1.3  "Cash Award" shall mean a cash payment as determined in accordance with
     Section 6 below.

1.4 "Cash Award Target" shall mean a dollar amount specified by the Committee in accordance with Section 5 below.

1.5  "Cause" shall mean:

     (1) the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the Participant's Disability);

     (2) the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company's executives;

     (3)  any act of dishonesty;

     (4)  a commission of a felony; or

     (5) a significant violation of any statutory or common law duty of loyalty to the Company.

1.6 "Certification Date" shall mean the date on which the Committee certifies that the Performance Goal for a specific Performance Cycle has been achieved in accordance with Section 6 below.

1.7  "Change in Control of the Company" shall have the same meaning set forth in
     Section 5.8(b) of the 1998 Stock Incentive Plan.

1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.9 "Committee" shall mean the Board, or a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation and Nominating Committee. Unless the Board determines otherwise, the


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     Committee shall be comprised solely of not less than two members who each shall qualify as:

     (1) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

     (2) an "outside director" within the meaning of Code Section 162(m) and the Treasury Regulations thereunder.

1.10 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

1.11 "Company" shall mean Corn Products International, Inc., a Delaware corporation.

1.12 "Disability" shall mean a disability as determined under the then existing long-term disability program in effect at the Company as of the date the disability first occurred, or if there is no long-term disability program in effect at the Company as of the date the disability first occurs, then a disability as defined by Code Section 22(e).

1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.14 "Key Executive" shall mean an employee of the Company who has have significant responsibility in setting and executing the Company's strategy and whose actions can significantly affect the Company's market position and financial results with related effects on it's stock price.

1.15 "Participant" shall mean a Key Executive who has been selected to participate in the Plan in accordance with Section 3 below.

1.16 "Performance-Based Awards" shall mean the designation of a Cash Award Target as an award intended to qualify as "performance-based compensation" under Code Section 162(m) as described in Section 10 below.

1.17 "Performance Cycle" shall mean a period of time longer than 1 year as specified under Section 5 below or as determined by the Committee in its sole discretion in accordance with Section 5 below.

1.18 "Performance Goal" shall mean, with respect to a Performance Cycle, the performance goal specified under Section 5 below or as established by the Committee for such Performance Cycle in accordance with Section 5 below.

1.19 "Performance Measure" shall mean the measure used to determine Performance Goals in accordance with Section 5 below.

1.20 "Plan" shall mean the Corn Products International, Inc. Performance Plan.




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1.21 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.22 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.23 "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0  PURPOSE AND TERM OF PLAN

2.1 PURPOSE. The purpose of the Plan is to provide a cash incentive award to certain employees of the Company with respect to Performance Cycles exceeding 1 year so that they will put forth maximum efforts toward the long-term growth, profitability and success of the Company and to encourage them to remain in the employ of the Company.

2.2 TERM. The Plan shall become effective as of the date the Board adopts the Plan. The Plan shall terminate when the Board terminates the Plan under
     Section 11.3 below.

3.0  ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. Key Executives that are identified by the Committee shall be eligible to participate in the Plan.

3.1 PARTICIPATION. Key Executives shall become Participants upon the grant of a Cash Award Target to such Participant by the Committee in accordance with
     Section 5 below. Designation of a Participant in any year by the grant of a Cash Award Target with respect to a specific Performance Cycle shall not require the Committee to designate such Key Executive to receive an Cash Award Target with respect to any other Performance Cycle or, once designated, to receive the same amount of Cash Award Target as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the amount of their respective Award Opportunities.

4.0  ADMINISTRATION

4.1 RESPONSIBILITY. The Committee shall have the sole responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2 AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to, the authority:

     (a)  to grant a Cash Award Target to each Participant;



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     (b)  to determine the amount of cash attributable to each Cash Award Target payable under the Plan;

     (c) to administer the Performance Goals and certify whether, and to what extent, they are attained;

     (d)  to supply any omission or correct any defect in the Plan;

     (e) to make rules for carrying out and administering the Plan and to make changes in such rules as it from time to time deems proper; and

     (f) to decide any questions arising in the administration, interpretation, and application of the Plan.

4.3 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.4 DELEGATION OF AUTHORITY. Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing.

5.0 ESTABLISHMENT OF PERFORMANCE CYCLES, PERFORMANCE MEASURE, PERFORMANCE GOALS AND GRANT OF CASH AWARD TARGETS

5.1 PERFORMANCE CYCLES. There shall be a 3-year Performance Cycle beginning on January 1, 1999, (the Performance Cycle"). Unless the Committee decides otherwise, a new 3-year Performance Cycle shall begin on the January 1st of each year following December 31, 1999. The Committee may, in its sole discretion, establish a Performance Cycle for a duration other than 3 years so long as such Performance Cycle is greater than 1 year.

5.2 PERFORMANCE MEASURE. The Committee in its sole discretion shall determine each Performance Cycle's Performance Measure, consistent with those measures listed in section 10.3.

5.3 GRANT OF CASH AWARD TARGET. The Committee may, in its sole discretion, grant Cash Award Targets to Key Executives. The Committee may grant a Cash Award Target to a Key Executive after the beginning of a Performance Cycle. The Cash Award Target shall be a specific dollar amount designated by the Committee at the time the Key Executive becomes a Participant with respect to a specific Performance Cycle. The grant of each Cash Award Target shall be evidenced in writing by a letter from the Committee to the Participant; provided, however, that if any provision of the letter conflicts or is inconsistent with any provision of the Plan, the provision of the Plan shall control.

5.4 PERFORMANCE GOAL. The Committee shall, in its sole discretion, establish the Performance Goal for each Performance Cycle. The Performance Goal shall determine



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     the Cash Award Target that can be earned, unless the Committee, in its sole discretion, decides otherwise.

5.5 ADJUSTMENT OR MODIFICATION OF PERFORMANCE GOAL(S). The Committee is authorized to adjust or modify the Award Opportunity Percentage with respect to any Performance Goal applicable to a specific Performance Cycle at any time in order to prevent the dilution or enlargement of the rights of any Participant as described below:

     (a) in the event of any unusual or extraordinary corporate item, transaction, event or development;

     (b) in recognition of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of changes in applicable laws, regulations, accounting principles, or business conditions; and/or

     (c) in view of the Board's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

6.0  CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE GOAL

6.1 CERTIFICATION BY COMMITTEE. Prior to the end of the 90-day period beginning on each December 31st occurring within a specific Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal applicable to such Performance Cycle or portion of such Performance Cycle has been achieved. The date that the Committee certifies that such Performance Goal has been achieved is the Certification Date.

7.0  DETERMINATION AND PAYMENT OF CASH AWARDS

7.1 PAYMENT OF CASH AWARD. Provided that the Committee certifies that the Performance Goal applicable to a specific Performance Cycle has been achieved, and subject to the deferral of payment of Cash Awards in accordance with Section 8 below, the Company shall pay to each Participant his or her Cash Award during the 120-day period following the last day of the applicable Performance Cycle. Unless the Committee determines otherwise, the Cash Award shall be a dollar amount equal to the Cash Award Target multiplied by the applicable Award Percentage. In its discretion, the Committee can establish Award Percentages and Cash Award Targets for portions of a Performance Cycle.

7.2 CHANGE IN CONTROL OF THE COMPANY. If there is a Change in Control of the Company, the Company shall pay to each Participant, as of the date of the Change in Control of the Company, a Cash Award with respect to all open and/or unpaid Performance Cycles. Such Cash Award shall be a dollar amount equal to the greater of (a) the applicable Cash Award Target multiplied by an Award Percentage equal to 100%; or (b) the applicable Cash Award Target multiplied by an Award Percentage based on performance as of the



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     date of the Change in Control, as if the date of the Change in Control were the last day of the Performance Cycle.

8.0  DEFERRAL OF PAYMENT OF PERFORMANCE AWARDS

8.1 DEFERRAL. At the discretion of the Committee, a Participant may, subject to such terms and conditions as the Committee may determine, elect to defer payment of all or any part of any Cash Award which the Participant might earn with respect to a Performance Cycle by complying with such procedures as the Committee may prescribe. Any Cash Award, or portion thereof, upon which such an election is made shall be deferred into, and subject to the terms, conditions and requirements of any deferred compensation plan, program or arrangement of the Company.

9.0  TERMINATION OF EMPLOYMENT

9.1 TERMINATION OF EMPLOYMENT. Except as otherwise provided in Section 7.2, a Participant must be an employee at the end of a Performance Cycle in order to be entitled to payment of a Performance Award in respect of such Cycle; provided, however, that in the event a Participant ceases to be an employee before the end of such Cycle by reason of (a) his/her death, (b) his/her retirement on or after attainment of age 55 and 10 years of service, or (c) the occurrence of his/her Disability or (d) his/her termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the Committee, in it's sole discretion and taking into consideration the performance of such Participant and the performance of the Company during the Cycle, may authorize to such Participant (or his/her legal representative), at the end of the Cycle, all or any portion of the Performance Award which would have been paid to him/her for the Cycle.

9.2 TERMINATION OF A PARTICIPANT'S EMPLOYMENT FOR CAUSE. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated by the Company for Cause prior to the date a Cash Award is paid, the Participant shall immediately forfeit all right, title and interest in and to such Cash Award and in and to all other Cash Awards to which such Participant would otherwise be entitled.

10.0 PERFORMANCE-BASED AWARDS

10.1 IN GENERAL. The Committee, in its sole discretion, may designate Cash Award Targets granted under the Plan as Performance-Based Awards (as defined below) if it determines that such compensation might not be tax deductible by the Company due to the deduction limitation imposed by Code Section 162(m). Accordingly, a Cash Award Target granted under the Plan may be granted in such a manner that the compensation attributable to such Award is intended by the Committee to qualify as "performance-based compensation" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code Section 162(m) ("Performance-Based Awards").




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10.2 QUALIFICATION OF PERFORMANCE-BASED AWARDS. Cash Award Targets shall only qualify as Performance-Based Awards under the Plan if the following conditions are satisfied (to the extent necessary to meet the requirements of Code Section 162(m)):

     (a) at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

     (b) such Cash Award Target is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 10.3 below;

     (c) the Committee establishes in writing the objective performance-based goals applicable to a given Performance Cycle no later than 90 days after the commencement of such Performance Cycle (but in no event after 25 percent of such Performance Cycle has elapsed);

     (d) no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such Performance Cycle have been satisfied;

     (e) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Cash Award Target as "performance-based compensation" under Code Section 162(m)) or increase the amount of compensation payable with respect to such Cash Award Target upon the attainment of such performance goal;

     (f) the Plan or Cash Award Target has been approved by the Company's shareholders in accordance with Treasury Regulation Section 1.162-27(e)(4); and

     (g) after the satisfaction of any other requirements necessary for such award to qualify as "performance-based compensation" under Code
          Section 162(m).

10.3 PERFORMANCE MEASURES. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Cash Award Targets intended to qualify as Performance Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; total return to shareholders, comparisons with various stock market indices; increase in number of customers; and/or reductions in costs.




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10.4 STOCKHOLDER RE-APPROVAL. As required by Treasury Regulation Section
     1.162-27(e)(4)(vi), the material terms of performance goals as described in this Section 10 shall be disclosed to and re-approved by the Company's stockholders no later than the first stockholder meeting that occurs in the 5th year following the year in which the Company's stockholders previously approved such performance goals.

11.0 MISCELLANEOUS

11.1 NON-ASSIGNABILITY. Cash Awards under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Cash Award be payable to anyone other than the Participant to whom it was granted, or in the case of death, to the Participant's legal representative.

11.2 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment of Cash Awards under the Plan the amount of all applicable taxes required by law to be withheld with respect to such payment.

11.3 AMENDMENT OR TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that such suspension or termination shall not become effective until after the end of the 120-day period following the completion of the Performance Cycle in which the action to suspend or terminate the Plan is taken. In addition, the Board may, from time to time and with or without prior notice, amend the Plan in any manner; provided, however, that such amendment shall not adversely affect any Participant with respect to the Performance Cycles commencing prior to the date such action is taken or becomes effective without his/her prior written consent.

11.4 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except to the extent superseded by applicable federal law.

11.5 TENURE. A Participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

11.6 NO RIGHT, TITLE, OR INTEREST TO OR IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever to or in any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant or his or her beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made herewith shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts; provided, however, that the Company may, in its sole


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     discretion, establish a grantor trust as defined in Code section 671 to pay benefits earned under this Plan. The establishment of such a trust shall not relieve the Company of its obligations hereunder except to the extent payments actually are made from such trust to a Participant for benefits payable pursuant to this Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.7 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, the Company and any of its subsidiaries or parent and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of the Participant under the Plan, or that such tax treatment will apply to or be available to the Participant on account of participation in the Plan.

11.8 [reserved]




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